STOCK PURCHASE AGREEMENT



                                 by and between



                        SYSCOMM INTERNATIONAL CORPORATION

                                     Buyer,



                                       and



                        APPLIED DIGITAL SOLUTIONS, INC.,

                                     Seller







                             Dated November 13, 2000






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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 13, 2000, by and between SysComm International Corporation, a Delaware corporation ("Buyer"), and Applied Digital Solutions, Inc., a Missouri corporation ("Seller") (Buyer and Seller each a "Party" and together "Parties").

                                    RECITALS

                  Buyer desires to purchase from Seller, on the following terms and conditions, the IPC Shares (as defined below) of Information Products Center, Inc., a New Jersey corporation (the "Company" or "IPC"); and

                  Seller desires to sell to Buyer, on the following terms and conditions, the IPC Shares.

                  NOW,  THEREFORE,  in  consideration  of the  recitals  and the
mutual  covenants,   representations,   warranties,  conditions,  and  agreement
hereinafter expressed, the Parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

                  1.1. The IPC Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Seller shall sell and deliver to Buyer, free and clear of all security interests, claims, and restrictions, and Buyer shall purchase and accept from Seller, an aggregate of 5,100 shares of IPC common stock now held by Seller (the "IPC Shares"), constituting fifty-one percent (51.0%) of the outstanding common stock of IPC.

                  1.2 Consideration. At the closing of the purchase of the IPC Shares (the "Closing"), Buyer shall deliver Two Million Thirty-Six Thousand Nine Hundred Dollars ($2,036,900) to Seller (the "Purchase Price"). The Purchase Price shall be payable as follows:

                  (a) Buyer shall deliver to Seller by wire transfer of immediately available funds (i) Thirty-Six Thousand Dollars ($36,900), plus (ii) one-half of the Available Cash Balance of Buyer on such date (the "Cash"); and

                  (b) in the event that such Cash is less than Two Million Dollars ($2,000,000), Buyer shall also deliver a promissory note (the "Promissory Note") in the form of Exhibit A attached hereto, in principal amount equal to the difference between Two Million Dollars ($2,000,000) and the Cash, and secured by unregistered shares of the Buyer's common stock with an aggregate value at least equal to the principal amount of the Promissory Note (the per share value equal to the Purchase Price divided by the number of IPC Shares).

As used herein, the term "Available Cash Balance" shall mean the aggregate value of all cash in banking accounts owned by Buyer and any of its subsidiaries, less checks previously written on such accounts but which have not, theretofore, cleared such account(s).

                  1.3 Closing; Cooperation. The Closing shall take place at the office of Bryan Cave LLP, 245 Park Avenue, New York, New York (or at such other place as the parties may agree) at 10:00 a.m. local time on November 17, 2000, or, if the conditions to the Closing are not by then satisfied, upon satisfaction of such conditions, the date on which the Closing actually occurs being referred to herein as the "Closing Date." Each Party shall reasonably cooperate, as to matters under such Party's control, in the satisfaction of conditions to the obligations of the Parties at the Closing; provided, that the foregoing shall not require either Party to waive any condition herein to its obligations at the Closing or to incur any substantial cost not otherwise required hereunder.

                  1.4 Deliveries of Seller at Closing. Subject to the conditions to Seller's obligations in Article V, at the Closing, Seller shall deliver to Buyer a certificate or certificates evidencing the IPC Shares, duly endorsed or accompanied by a duly executed stock power, together with the documents identified in Article IV, duly executed by Seller.

                  1.5 Deliveries of Buyer at Closing. Subject to the conditions to Buyer's obligations in Article IV, at the Closing, Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds, and the documents identified in Article V, duly executed by Buyer, as appropriate.

                  1.6 Reconciliation. The parties acknowledge that the amount of the Available Cash Balance shall be based upon an estimate prepared by Pricewaterhouse Coopers LLP ("PWC"). If it is determined following the Closing that the PWC estimate overstated the actual Available Cash Balance, then the Buyer shall be entitled to reimbursement in cash by Seller for the excess amount paid by Buyer at Closing, with a corresponding increase in the principal amount of the Promissory Note nunc pro tunc to the Closing.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller   hereby  makes  the  following   representations   and
warranties to Buyer, each of which is true and correct on the date hereof and each of which shall survive the Closing:

                  2.1 Power and Authority. The Seller has the power and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                  2.2 Stock Ownership. The Seller represents that it is the sole holder of record and beneficial owner of the IPC Shares. Except for the security interest of IBM Credit Corp. ("IBM"), Seller owns the IPC Shares free and clear of all security interests, claims, restrictions and voting agreements of any kind. The Seller will transfer good and marketable title to the IPC Shares at the Closing, free and clear of all liens, security interests, claims, restrictions and voting agreements.

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                  2.3 Enforceability.  This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                  2.4 No Violation; Consents. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Seller or Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller or the Company, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Company or the Seller, other than with respect to certain lending arrangements with IBM, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings with the Securities and Exchange Commission (the "SEC") and other filings required to be made by Buyer.

                  2.5 Corporate Existence and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; it is duly qualified and in good standing in each foreign jurisdiction where its failure to so qualify would materially adversely effect such entity. The Company has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

                  2.6 Capitalization. The authorized capital stock of the Company consists of 10,000 shares of common stock, par value $ 0.01 per share, and no shares of preferred stock. As of the date hereof, 10,000 shares are issued or outstanding, all of which are owned of record and beneficially by the Seller and all of which have been duly authorized and validly issued and are fully paid and non-assessable. There are no contracts relating to the issuance, sale or transfer of any equity security of the Company.

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                  2.7 Subsidiaries.  The Company owns of record and beneficially all of the outstanding equity securities of Finch and Murray Products, Inc. (d/b/a "Information Products Center, Inc." and "Information Products Center of Manhattan, Inc.").

                  2.8 Property and Permits. Except as set forth on Schedule 2.8 or as reflected in the Financial Information (referenced in Section 2.9), and subject to Section 2.2 hereof, the Company is the sole owner of all right, title, and interest in and to all assets reflected on the current balance sheet, free and clear of all mortgages, security interests, claims, restrictions and other encumbrances, and there exists no restriction on the use or transfer of such assets or property. No such assets or property are in the possession of others and the Company holds no property on consignment. All tangible such assets and property are in good condition and repair and fit for their intended purpose, and are not in violation of applicable zoning or other Law. The Company holds all permits, licenses and other approvals necessary to conduct the business in which it is engaged.

                  2.9 Financial Information. Seller has provided to Buyer certain financial information relating to the business of the Company, which is unaudited but which has been derived from the audited annual financial statements of the Seller and its interim unaudited financial statements (the "Financial Information"), which is attached hereto as Schedule 2.9. The Financial Information is accurate, and the financial statements of the Seller from which the Financial Information has been derived has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"). The books and records of the Company have been, and are being, maintained in all material respects in accordance with the GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Notwithstanding the foregoing, the representations contained in this Section 2.9 will not be deemed to refer to any information contained in any applicable document filed with the SEC relating to the business, operations, financial condition or results of operations of Bostek, Inc. which was acquired by Seller in 1999.

                  2.10 Changes Since December 31, 1999. Since December 31, 1999, the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) entered into any other transaction or been subject to any event which has or may have a material adverse effect on the Company; or (viii) agreed to do or authorized any of the foregoing.

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                  2.11 Insurance.  The Company maintains insurance coverage. All policies of insurance to which the Company or any Subsidiary is a party: (a) are validly issued, outstanding and enforceable; (b) are issued by an insurer that is financially sound and reputable; (c) taken together, provide adequate insurance coverage for the assets and the operations of the Company; and (d) will continue in full force and effect following the Closing. The Company has given notice to the insurer of all claims that may be insured thereby.

                  2.12 No Undisclosed Liabilities. The Company does not have any material liabilities or obligations whatsoever, known or unknown, accrued, absolute, contingent, or other, except (a) as reflected in the Financial information , or (b) to the extent they arise in the ordinary course of the business of the Company and would not have been required to be set forth therein had they existed on December 31, 1999: (i) Taxes (as defined below) incurred since December 31, 1999 and (ii) performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's-length contracts for goods or services.

                  2.13     Taxes.

                  (a) The Company timely has filed or caused to be filed with the appropriate Government entity (whether as a part of consolidated returns with the Seller and other affiliates of the Company) all tax returns and reports required to be filed by or on behalf of the Company, including estimated tax and informational returns ("Tax Returns") and no Tax Returns have been amended. All Tax Returns are true, correct, and complete.

                  (b) Except as noted on Schedule 2.13, all Taxes (whether or not reflected in Tax Returns as filed) payable by the Company with respect to all periods reflected on Tax Returns have been fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against the Company or its assets with respect to such periods. All unpaid Taxes are properly accrued on the books of the Company and will be so accrued on the Company's balance sheet as of the Closing Date in an amount sufficient to pay them in full when due.

                  (c) The Company has complied with all Laws (as defined below) relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or similar provision under foreign laws), and has timely and properly withheld from employee wages and paid over to the proper Government all amounts required to be withheld and be paid over under applicable Law.

                  (d) As used in this Agreement, "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any

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

local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government"); and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

                  2.14 No Breach of Law or Governing Document. The Company is not and has not been in default under or in breach or violation of any applicable statute, law, treaty, convention, ordinance, decree, order, injunction, rule, directive, or regulation of any Government ("Law") or the provisions of any Government permit, franchise, or license, or any provision of its certificate of incorporation or its bylaws. The Company has not received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default, breach or violation.

                  2.15   Litigation.   Except  as  reflected  in  the  Financial
Information, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or threatened against, by or affecting the Company or the Seller, or any of their properties or assets which alone or in the aggregate would have a material adverse effect upon the Company, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, injunctions, decrees or stipulations issued by any governmental authority in any proceeding to which the Company are or were parties which have not been complied with in full or which continue to impose any material obligations on the Company.

                  2.16 Intellectual Property. Except as set forth on Schedule 2.16:

                  (a) The Company is the sole and exclusive owner of each patent, trademark, trade name, service mark, and copyrighted work, and registrations thereof and applications therefor, trade secret, software program, invention, proprietary process, and item of proprietary know-how and other intellectual property, and all licenses, sublicenses, and agreements in respect thereof, used or licensed by or to the Company, to which the Company is a party, or which are otherwise included in the property of the Company (the "Intellectual Property") and all such items are valid and subsisting;

                  (b) The Company is the exclusive owner of all internally developed prospect lists, customer lists, projections, analyses, and market studies, free and clear of all restrictions whatsoever, and has the unrestricted right to use any other such materials used by the Company but not internally developed;

                  (c) The ownership, use, licensing, purchase, or sale by or to the Company of any of the Intellectual Property or of the other technology used in the business of the Company does not conflict with, contravene, infringe upon, interfere with, or violate any patent, trademark, copyright or other intellectual property right of any third person or require the acquiescence, agreement or consent of any third person; and

                  (d) The Intellectual Property and the other technology used in the business of the Company are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and, to the knowledge of Seller or the Company, the Intellectual Property is not being infringed upon or violated by any third person.

                  2.17 Accounts Receivable. All accounts receivable reflected in the Financial Information arose in the ordinary course of business, are valid and genuine, and are believed to be collectable in the ordinary course, subject to write-offs not inconsistent with IPC's historical collections performance.

                  2.18 Officers and Directors. Set forth on Schedule 2.17 is a list of: (a) all current directors of the Company, and (b) all current officers (with office held) of the Company.

                  2.19  Governmental  Approvals and Filings.  Neither Seller nor
the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the IPC Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby, except any applicable filings required under HSR, and any filings with the SEC and other filings required to be made by Buyer.

                  2.20 Disclosure. Each Schedule and each document attached as or on a Schedule, as well as the other information provided to the Buyer by or on behalf of the Seller, is true, correct, and complete. No representation or warranty by Seller in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder, and no information furnished to Buyer by or on behalf of Sellers pursuant to or in connection with this Agreement, contains or will contain as of the Closing Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

                  2.21 Brokers; Finders. Seller has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                  2.22 Restrictive Documents. Seller is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer  hereby   makes  the   following   representations   and
warranties to Seller, each of which is true and correct on the date hereof and each of which shall survive the Closing:

                  3.1 Corporate Status. Each of Buyer and Buyer's wholly-owned subsidiary, Information Technology Services, Inc. ("InfoTech"), is a corporation, duly organized, validly existing and in good standing under the laws of Delaware; each is duly qualified and in good standing in each foreign in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary. Each of Buyer and InfoTech has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

                  3.2 Corporate Power and Authority. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Buyer has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereunder.

                  3.3 Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  3.4 No Violation. The execution and delivery of this Agreement by Buyer, the performance by Buyer of the obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of Buyer, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Buyer, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Buyer, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of Buyer, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings required under HSR, and any filings with the SEC and other filings required to be made by Buyer.

                  3.5 Financial Condition. Buyer has sufficient assets to enter into this Agreement and to consummate the transactions contemplated hereby. Neither Buyer nor InfoTech is insolvent under GAAP.

                  3.6 Investment Representation; Restriction on Transfer. Buyer is acquiring the IPC Shares for its own account, for investment and without any view to resale or distribution of the IPC Shares or any portion thereof. Buyer acknowledges that the sale of the IPC Shares hereunder has not been registered or qualified under the Securities Act of 1933, as amended, or under any state securities laws, and that transfer of the IPC Shares by the Buyer will accordingly be restricted. The certificates representing the IPC Shares will bear a legend to the effect that the IPC Shares may not be transferred except in a transaction registered or qualified under applicable securities laws or in a transaction exempt from such registration or qualification, as evidenced by an opinion of counsel or other evidence satisfactory to the Company and its counsel. The Buyer agrees to be bound by such restrictions on transfer, and acknowledges that the Buyer may be required to hold the IPC Shares for an indefinite period of time.

                  3.7 Investment Experience. The Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the IPC Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  3.8 Disclosure of Information. The Buyer has had access to such financial and other information concerning the Company and the IPC Shares as the Buyer deems necessary in order to make a decision to acquire the IPC Shares, including an opportunity to ask questions of and receive information from the Company. Neither such inquiries nor any other due diligence investigation conducted by the Buyer shall modify, amend or affect the Buyer's right to rely on the Seller's representations and warranties contained in this Agreement.

                  3.9 Brokers, Finders. Buyer has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, with the exception of fees due, if any, to Dominic and Dominic, or their affiliates, which fees are and shall be the sole responsibility of Buyer.

                  3.10 Restrictive Documents. Buyer is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                        CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligations of Buyer at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (unless waived in writing by Buyer):

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

                  4.1 Accuracy of Representations and Warranties. Seller's representations and warranties set forth in Article II shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

                  4.2 Performance of Agreement. Seller shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to the Closing.

                  4.3 No Adverse Change. There shall have been no material adverse change in the Company's business, prospects or financial condition between the date hereof and Closing.

                  4.4 Certificate. Seller shall have delivered to Buyer at the Closing a certificate of Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 4.1, 4.2 and 4.3 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Seller hereunder.

                  4.5 Approvals. Buyer's lenders and IBM shall have consented to the consummation of the transactions contemplated hereby to the extent required under applicable agreements, and the lien of IBM shall have been released with respect to the IPC Shares.

                  4.6 Agreement for Sale of Shares of Buyer. John H. Spielberger, a shareholder of the Buyer ("Spielberger"), and the Seller shall have executed an agreement with respect to the Seller's purchase of shares of common stock of the Buyer held by Spielberger, subject to the approval of Buyer, and the closing under such agreement shall have occurred prior to or simultaneously with the Closing hereunder.

                                    ARTICLE V
                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligations of Seller at the Closing shall be subject to the satisfaction at the Closing of the following conditions (unless waived in writing by Seller):

                  5.1 Accuracy of Representations and Warranties. Buyer's representations and warranties set forth in Article III shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

                  5.2 Performance of Agreement. Buyer shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

                  5.3 Certificate. Buyer shall have delivered to Seller at the Closing a certificate of Buyer executed by an executive officer of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Buyer hereunder.

                  5.4 Lender Approval. Seller's lenders shall have consented to the consummation of the transactions contemplated hereby to the extent required under applicable agreements to which the Seller is a party.

                  5.5 Agreement with John H. Spielberger. John H. Spielberger, a shareholder of the Buyer ("Spielberger"), and the Seller shall have executed an agreement with respect to the Seller's purchase of shares of common stock of the Buyer held by Spielberger, on terms satisfactory to Seller, and the closing under such agreement shall have occurred prior to or simultaneously with the Closing hereunder.

                                   ARTICLE VI
                       ADDITIONAL COVENANTS OF THE PARTIES

                  6.1 Conduct of Business Before Closing. Until Closing Seller shall (a) cause the Company to operate in the ordinary course of business and
(b) not take or permit the Company to take any action which would require a change or addition to or deletion from the disclosures of Seller pursuant to
Article II hereof, without the prior written consent of Buyer.

                  6.2 Public Disclosure. No Party to this Agreement shall (and Seller shall cause the Company not to) make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Party, except as required by law. In the event circumstances shall change requiring, in the opinion of either Party, a public announcement, the Party proposing to make the announcement will advise the other in advance and will give the other Party the opportunity to comment on the form of the proposed announcement. Buyer shall not disclose to any third person any confidential information relating to the Company without the prior written consent of the Seller.

                  6.3 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

                  6.4 Termination of the Agreement. This Agreement may be terminated by a Party hereto without further liability or obligation after February 28, 2001 by any Party hereto if (i) such Party is not in breach or violation hereof and (ii) the conditions to such Party's obligations at the Closing have not been satisfied.

                  6.5 Effect of Termination. The Parties agree that the sole remedy available to a party terminating this Agreement pursuant to Section 6.4 hereof shall be limited to such party's right not to effect the transactions contemplated hereby; provided, however, that notwithstanding the foregoing (i)
Section 6.2, this Section 6.5, Section 8.6 and Section 8.8 shall survive any termination of this Agreement and (ii) no Party shall be relieved or released as a result of such termination from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

                  7.1 Indemnification of Buyer. Seller shall hold Buyer, and the shareholders, directors, officers, successors, assigns, and agents of Buyer (the "Buyer Indemnified Persons"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at two (2) percent above the prime lending rate of Citibank, NA from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of any breach or violation of Seller's representations, warranties, covenants, or agreements contained in this Agreement, including provisions of this Article VII.

                  7.2 Indemnification of Seller. Buyer shall hold Seller, and the shareholders, directors, officers, successors, assigns, and agents of Seller (the "Seller Indemnified Persons") harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of any breach or violation of Buyer's representations, warranties, covenants and agreements contained in this Agreement, including the provisions of this Article VII.

                  7.3 Survival. The respective representations and warranties made by the Parties in Articles II and III and certificates under Sections 4.4 and 5.3 shall survive the Closing Date but the right to bring a claim for indemnification under this Article VII shall expire on the second anniversary of the Closing Date unless a claim with respect thereto shall have been made pursuant to Section 7.1 or 7.2 prior to such date against the Party responsible for indemnification hereunder (the "Indemnifying Party"); provided, that the foregoing shall not apply to representations and warranties under Sections 2.1 or 2.2 or a certificate relating thereto, or to any intentional breach or violation of any provision of this Agreement, which shall survive without limitation hereunder.

                  7.4  Notice  of  Claim.   In  the  event   that  Buyer   seeks
indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying

Party shall pay the amount of any valid claim not more than ten days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

                  7.5 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnity and assume the defense of any such Third-Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

                  7.6 Limitation of Indemnification. No Indemnified Party (other than an outside (independent) director of Buyer) shall be entitled to indemnification for any Losses unless such Indemnified Party has sustained Losses which, in the aggregate, exceed $50,000, and then for all Losses as provided above.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  8.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this
Section 9.1 for, or such other address as may be designated in writing hereafter by, such Party:

                  If to Buyer:

                  SysComm International Corporation
                  Attn:  President
                  20 Precision Drive
                  Shirley, New York  11967
                  Telephone:  (631) 205-1000
                  Fax:  (631) 205-9002

                  With a copy to:

                  D. David Cohen, Esq.
                  500 North Broadway, Suite 133
                  Jericho, New York  11753
                  Telephone:  (516) 933-1700
                  Fax:  (516) 933-8454

                  If to Seller:

                  Michael Krawitz, Esq.
                  Applied Digital Solutions, Inc.
                  400 Royal Palm Way, Suite 410
                  Palm Beach, Florida 33480
                  Telephone:  (561) 366-4800
                  Fax:  (561) 366-0002

                  With a copy to:

                  Denis P. McCusker, Esq.
                  Bryan Cave LLP
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri  63102-2750
                  Telephone:  (314) 259-2000
                  Fax:  (314) 259-2020

                  8.2 Entire Agreement. This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

                  8.3 Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns and Seller, its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by either of the Parties hereto without the prior written consent of the other Party.

                  8.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  8.5 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

                  8.6 Expenses. Seller (and not the Company) and Buyer shall pay all costs and expenses incurred on behalf of itself or the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, investment bankers and accountants.

                  8.7 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

                  8.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its conflict of law rules.

                  8.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in New York City, New York by a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association.

                  IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.


BUYER:

SYSCOMM INTERNATIONAL COMPANY


By: /s/ John C. Spielberger
   ------------------------
Name:  John C. Spielberger
Title:  Secretary



SELLER:

APPLIED DIGITAL SOLUTIONS, INC.


By:  /s/ Richard J. Sullivan
   ---------------------------
Name:  Richard J. Sullivan
Title:  Chairman and Chief Executive Officer

                       TABLE OF EXHIBITS AND SCHEDULES



Exhibit A                          Promissory Note


Schedule 2.8                       Property
Schedule 2.9                       Financial Information
Schedule 2.13                      Taxes Due
Schedule 2.16                      Intellectual Property
Schedule 2.17                      Officers and Directors